Exhibit 99.1

NEWS RELEASE

Embarcadero Technologies

Stephen Wong or Raj Sabhlok, 415-834-3131

(Investor Relations)

investor@embarcadero.com

For Immediate Release

Embarcadero Technologies to Trade Under Symbol EMBTE on Nasdaq Stock Market

SAN FRANCISCO, November 18, 2004 – Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of data lifecycle management solutions, today announced it will begin trading under the symbol EMBTE effective November 19, 2004. The addition of the “E” to the Company’s trading symbol indicates that the company has not filed its Form 10-Q for the quarter ended September 30, 2004.

As previously announced, Embarcadero’s Audit Committee of the Board of Directors has retained independent counsel and consultants to investigate the revenue recognition practices of Embarcadero’s UK subsidiary. Embarcadero expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 once the investigation is completed.

Nasdaq notified Embarcadero on November 17, 2004 that its securities are subject to delisting from the Nasdaq National Market due to a violation of Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of all required reports with the Securities and Exchange Commission. In accordance with this notification and the Nasdaq Marketplace Rules, the Company will be requesting a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the NASDAQ National Market. Pending the hearing, the company’s securities will remain listed on the NASDAQ National Market.

About Embarcadero Technologies

Embarcadero Technologies, Inc. is a leading provider of data lifecycle management solutions that help companies build, optimize, test, and manage their critical data, database, and application infrastructures. Nearly 11,000 companies, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, Calif. For more information, call 415-834-3131 or visit http://www.embarcadero.com.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause future results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: our ability to continue to generate significant license revenues from our core database management products; our ability to sell or license our products to new customers; our ability to successfully develop and market new products; the potential market impact of new or enhanced products by, or increased marketing efforts by, our competitors; risks associated with fluctuations in quarterly results; risks associated with the potential delisting of our common stock from the Nasdaq National Market; unexpected costs associated with litigation, including ongoing litigation and newly filed suits alleging violation of various securities laws; general business conditions in the software industry, the technology sector, and in the domestic and international economies; our ability to protect our intellectual property; and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Factors that may Affect Future Results” in the Company’s most recent Quarterly Report on Form 10-Q and the Annual Report on Form 10-K. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.